As filed with the Securities and Exchange Commission on March 28, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Main Street Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	41-2230745
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, Suite 800, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-183555

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.125% Senior Notes due 2023	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                   Description of the Registrant’s Securities to be Registered

The description of the 6.125% Senior Notes due 2023 (the “Notes”) contained in the sections entitled “Specific Terms of the Notes and the Offering” in the prospectus supplement, dated March 26, 2013, and “Description of Our Debt Securities” in the prospectus contained therein, dated October 19, 2012, that was filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on March 27, 2013, is incorporated by reference herein.  The Notes are expected to be listed on the New York Stock Exchange and to trade thereon within 30 days of the original issue date under the trading symbol “MSCA.”

Item 2.                   Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

1

Form of Indenture between Main Street Capital Corporation and The Bank of New York Mellon Trust Company, N.A. (incorporated herein by reference to Exhibit d.6, as filed with post-effective amendment no. 2 to the registrant’s registration statement on Form N-2 (File No. 333-183555) on March 28, 2013).

2

Form of First Supplemental Indenture relating to the 6.125% Senior Unsecured Notes due 2023, between Main Street Capital Corporation and The Bank of New York Mellon Trust Company, N.A. (incorporated herein by reference to Exhibit d.8, as filed with post-effective amendment no. 2 to the registrant’s registration statement on Form N-2 (File No. 333-183555) on March 28, 2013).

3

Form of 6.125% Senior Unsecured Notes due 2023 (incorporated herein by reference to Exhibit d.9, as filed with post-effective amendment no. 2 to the registrant’s registration statement on Form N-2 (File No. 333-183555) on March 28, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:      March 28, 2013

Main Street Capital Corporation

By:		/s/ Jason B. Beauvais
	Name:	Jason B. Beauvais
	Title:	General Counsel

EXHIBIT INDEX

Number	Exhibit

1

Form of Indenture between Main Street Capital Corporation and The Bank of New York Mellon Trust Company, N.A. (incorporated herein by reference to Exhibit d.6, as filed with post-effective amendment no. 2 to the registrant’s registration statement on Form N-2 (File No. 333-183555) on March 28, 2013).

2

Form of First Supplemental Indenture relating to the 6.125% Senior Unsecured Notes due 2023, between Main Street Capital Corporation and The Bank of New York Mellon Trust Company, N.A. (incorporated herein by reference to Exhibit d.8, as filed with post-effective amendment no. 2 to the registrant’s registration statement on Form N-2 (File No. 333-183555) on March 28, 2013).

3

Form of 6.125% Senior Unsecured Notes due 2023 (incorporated herein by reference to Exhibit d.9, as filed with post-effective amendment no. 2 to the registrant’s registration statement on Form N-2 (File No. 333-183555) on March 28, 2013).